Market Linked Securities With Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying Product Summary Supplement dated June 22, 2021 to the Prospectus Supplement and the Prospectus, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-253421

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc.

Market Linked Securities

Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs

Group, Inc.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421 and this product summary supplement describe some of the terms that may apply generally to the securities, including any securities you purchase. A separate prospectus supplement or pricing supplement, which we refer to as the applicable prospectus supplement or pricing supplement, and, if specified in the applicable prospectus supplement or pricing supplement, a separate underlier supplement, which we refer to as the applicable underlier supplement, will describe terms that apply specifically to your securities, including any changes to the general terms contained herein.

If the terms described in the applicable prospectus supplement or pricing supplement are inconsistent with those described herein, the terms described in the applicable prospectus supplement or pricing supplement are controlling.

This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus dated March 22, 2021, the prospectus supplement dated March 22, 2021 and the applicable underlier supplement, if any, as supplemented or superseded by the applicable prospectus supplement or pricing supplement.

Your investment in the securities involves certain risks. See “General risks and investment considerations” beginning on page S-7 as well as the risks and considerations described in the applicable prospectus supplement or pricing supplement, the applicable underlier supplement, if any, the accompanying prospectus supplement and the accompanying prospectus to read about investment risks relating to the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product summary supplement, the applicable prospectus supplement or pricing supplement, the applicable underlier supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities With Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying Product Summary Supplement dated June 22, 2021.

GS Finance Corp. may use this product summary supplement in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this product summary supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this product summary supplement is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

About This Product Summary Supplement

This product summary supplement constitutes a supplement to the documents listed below and therefore should be read in conjunction with such documents:

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The material included in this product summary supplement was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the securities described in the applicable prospectus supplement or pricing supplement. References in this product summary supplement to a pricing supplement are to the applicable prospectus supplement or pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus dated March 22, 2021, the prospectus supplement dated March 22, 2021 and the applicable underlier supplement, if any, as supplemented or superseded by the applicable prospectus supplement or pricing supplement.

Market Linked Securities

Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES WITH UPSIDE PARTICIPATION AND CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer a return linked to the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). In contrast to a direct investment in any or all of the underlyings, these Market Linked Securities provide contingent protection against a moderate decline of the lowest performing underlying that is applicable if, and only if, the lowest performing underlying has not declined below its specified threshold level, as well as the potential to achieve a positive return by participating in any appreciation of the lowest performing underlying (on an unleveraged or leveraged basis). However, if the lowest performing underlying has declined below its threshold level, the contingent downside protection no longer applies and you will be fully exposed to the decline of the lowest performing underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek exposure to any positive performance of the lowest performing underlying and a contingent measure of market risk reduction that is applicable if the lowest performing underlying declines but not below its threshold level. In exchange for these features, you must be willing to accept a return based on whichever underlying is the lowest performing underlying and forgo interest payments and dividends (in the case of equity underlyings). You must also be willing to accept the possibility of full downside exposure to the decline of the lowest performing underlying if the lowest performing underlying declines below its threshold level. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying. Therefore, you will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. The contingent protection applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

S-4 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

S-5 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

These Market Linked Securities offer a return at maturity that is linked to the performance of the lowest performing of two or more underlyings but that differs from the return that would be achieved on a direct investment in that underlying. The return at maturity is based on the performance of the lowest performing underlying as measured from its starting level to its closing level on a calculation day shortly before maturity (its ending level). If the ending level of the lowest performing underlying is greater than its starting level, you will receive a payment at maturity equal to the original offering price plus a return equal to the percentage increase in the lowest performing underlying from its starting level to its ending level multiplied by a specified participation rate. If the ending level of the lowest performing underlying is less than or equal to its starting level but greater than or equal to its threshold level, you will receive a payment at maturity equal to the original offering price. However, if the ending level of the lowest performing underlying is less than its threshold level, you will receive less than the original offering price and have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level. Under these circumstances, you could incur a substantial loss on your investment. The lowest performing underlying is the underlying that has the least favorable performance as measured from its starting level to its ending level.

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

•

Participation rate: 100%. A participation rate determines how much of the appreciation of the lowest performing underlying (if any) will be reflected in the payment at maturity on these Market Linked Securities. A participation rate of 100% means that if the lowest performing underlying appreciates from its starting level to its ending level, you will receive a total return at maturity equal to 100% of that appreciation. For example, if the lowest performing underlying appreciates by 10%, you will receive a total return at maturity of 10% (which is 100% of 10%). For some issuances of these Market Linked Securities, the participation rate may be greater than 100%, in which case you will participate on a leveraged basis in any appreciation of the lowest performing underlying from its starting level to its ending level. For example, if the participation rate is 110% and the lowest performing underlying appreciates by 10%, you will receive a total return at maturity of 11% (which is 110% of 10%).

•

Contingent protection: 30%. The contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the lowest performing underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the lowest performing underlying declines by 30% or less from its starting level to its ending level — in other words, if the ending level of the lowest performing underlying is greater than or equal to its threshold level, which is equal to 70% of its starting level. However, if the lowest performing underlying declines by more than 30%, so that its ending level is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the lowest performing underlying declines by 30.1% from its starting level to its ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

The return on these Market Linked Securities will depend solely on the performance of the lowest performing underlying. You will not benefit in any way from the performance of the better performing underlying(s). Therefore, you will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s). Because each underlying must appreciate in order for you to receive a positive return at maturity, you should not invest in these Market Linked Securities unless you expect each underlying to appreciate from its respective starting level.

S-6 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

This information, including the graph to the left, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying described above for a range of percentage changes in the lowest performing underlying from its starting level to its ending level.

This hypothetical Market Linked Security could outperform the lowest performing underlying if the ending level of the lowest performing underlying has declined from its starting level but is greater than or equal to its threshold level. Note that, because the value of the lowest performing underlying does not incorporate dividends paid on the underlyings, the return on these Market Linked Securities does not compensate you for any dividends paid on any underlying. All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

S-7 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Determining payment at maturity

The payment at maturity will be based on the performance of the lowest performing underlying, which is equal to the percentage change of the lowest performing underlying from its starting level to its ending level, measured as follows: (ending level – starting level)/starting level. The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security would be calculated assuming an original offering price of $1,000 per security.

Is the ending level of the lowest performing underlying greater than its starting level?

YES → You will receive per security an amount greater than $1,000 calculated as follows:

$$\$1{,}000 + \left[\$1{,}000 \times \frac{\text{Performance}}{\text{of the lowest performing underlying}} \times \text{participation rate}\right]$$

NO ↓

Is the ending level of the lowest performing underlying equal to or greater than its threshold level?

YES → You will receive per security: $1,000

NO ↓

You will receive per security:

$$\$1{,}000 + \left[\$1{,}000 \times \frac{\text{Performance}}{\text{of the lowest performing underlying}}\right]$$

In this case, you will lose a substantial portion, and possibly all, of the original offering price per security.

S-8 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the payment at maturity of these Market Linked Securities assuming the following terms:

Term:	3 years
Original Offering Price:	$1,000 per Market Linked Security
Participation Rate:	100%
Hypothetical Starting Level:	With respect to each underlying: 100
Hypothetical Threshold Level:	With respect to each underlying: 70, which is equal to 70% of that underlying’s hypothetical starting level

These examples assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of incurring a significant loss on your investment at maturity.

The lowest performing underlying is the underlying that had the least favorable performance from its starting level to its ending level, measured as follows: (ending level – starting level)/starting level.

Example 1: The ending level of the lowest performing underlying is greater than its starting level

	Underlying 1	Underlying 2
Hypothetical Starting Level:	100	100
Hypothetical Ending Level:	110	150
Performance:	10%	50%

Step 1: Calculate the performance of each underlying:

Performance of underlying 1:

Performance of underlying 2:

Step 2: Determine which underlying is the lowest performing underlying.

In this example, underlying 1 has the least favorable performance and is, therefore, the lowest performing underlying.

Step 3: Determine the payment at maturity based on the performance of the lowest performing underlying.

On the stated maturity date you would receive $1,100.00 per Market Linked Security, resulting in a positive return of 10%.

As this example illustrates, in order for you to receive a positive return at maturity, both underlyings must have positive performance (i.e., appreciate from their respective starting levels). Even if both underlyings appreciate, the payment at maturity will depend solely on the performance of the lowest performing underlying and you will not benefit from the performance of the better performing underlying.

S-9 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Example 2: The ending level of the lowest performing underlying is less than or equal to its starting level but greater than or equal to its threshold level

	Underlying 1	Underlying 2
Hypothetical Starting Level:	100	100
Hypothetical Ending Level:	120	90
Performance:	20%	-10%

Step 1: Calculate the performance of each underlying:

Performance of underlying 1:

Performance of underlying 2:

Step 2: Determine which underlying is the lowest performing underlying.

In this example, underlying 2 has the least favorable performance and is, therefore, the lowest performing underlying.

Step 3: Determine the payment at maturity based on the performance of the lowest performing underlying.

Since the hypothetical ending level of the lowest performing underlying is less than its hypothetical starting level, but not less than its threshold level (i.e., the performance of the lowest performing underlying is not less than –30%), you would be repaid the original offering price of $1,000 per Market Linked Security at maturity.

S-10 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Example 3: The ending level of the lowest performing underlying is less than its threshold level

	Underlying 1	Underlying 2
Hypothetical Starting Level:	100	100
Hypothetical Ending Level:	50	125
Performance:	-50	25%

Step 1: Calculate the performance of each underlying:

Performance of underlying 1:

Performance of underlying 2:

Step 2: Determine which underlying is the lowest performing underlying.

In this example, underlying 1 has the least favorable performance and is, therefore, the lowest performing underlying.

Step 3: Determine the payment at maturity based on the performance of the lowest performing underlying.

On the stated maturity date you would receive $500.00 per Market Linked Security, resulting in a loss of 50%. As this example illustrates, if the ending level of either underlying is less than its threshold level (i.e., at least one underlying depreciates by more than 30% from its starting level to its ending level), you will incur a loss on these Market Linked Securities at maturity, even if the ending level of the other underlying has appreciated or has not declined below its respective threshold level.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

S-11 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Estimated value of Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

S-12 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments and dividend payments (in the case of equity underlyings).

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Supplement their existing investments with the return profile provided by these Market Linked Securities
•	Receive contingent protection against a moderate decline in the lowest performing underlying
•	Obtain exposure to the lowest performing underlying with a different risk/return profile than a direct investment in that underlying
•

Seek the potential to outperform the lowest performing underlying in a moderately declining market or, if the participation rate is sufficiently greater than 100%, the potential to outperform the lowest performing underlying in an appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•

Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a percentage decline of the lowest performing underlying that exceeds the amount of contingent protection?

•	Are you comfortable accepting the full downside risks of each underlying?
•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?
•	Does contingent protection against moderate market declines take precedence for you over dividend payments or fixed returns?
•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?
•	What is your sensitivity to the tax treatment for your investments?
•	Are you dependent on your investments for current income?
•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the lowest performing underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

S-13 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•

Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•

Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. In order for these Market Linked Securities to have a favorable return, each underlying must perform favorably. You should not invest in the securities unless you expect each underlying to appreciate from its respective starting level.

•

Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher participation rate and/or a greater amount of contingent protection, but it will be more likely that one of the underlyings will perform poorly over the term of these Market Linked Securities. All that is necessary for these Market Linked Securities to perform poorly is for one of the underlyings to decline below its threshold level; the performance of the better performing underlying(s) is not relevant to your return.

•

Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•

Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlyings; interest rates; the time remaining to maturity; the correlation between the underlyings; and the applicable issuer’s creditworthiness.

•

Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•

Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

S-14 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

•

No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

•

Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•

Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•

Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market Linked Securities.

•

ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•

Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•

Commodity risk. If an underlying is a commodity, your Market Linked Securities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•

Currency risk. If an underlying is a currency, your Market Linked Securities will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•

Bond risk. If an underlying is a bond index or an exchange-traded fund that is comprised of specific types of bonds with different maturities and qualities, your Market Linked Securities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•

Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

S-15 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the applicable preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2021 Wells Fargo Securities, LLC. All rights reserved.